UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303.531.8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Introductory Note

As previously disclosed, on July 22, 2021, First Western Financial, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teton Financial Services, Inc. (“Teton”) providing for the merger of Teton with and into the Company (the “Merger”).

On December 31, 2021 (the “Closing Date”) at 11:58 pm. (Mountain Time) (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. At the Effective Time, the separate corporate existence of Teton ceased.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described above, at the Effective Time, the Company completed its previously announced acquisition of Teton. At the Effective Time, each share of Teton common stock issued and outstanding immediately prior to the Effective Time, excluding any Cancelled Shares and Dissenting Shares (each as defined in the Merger Agreement), was automatically converted into the right to receive (i) a number of shares of Company common stock obtained by dividing 1,337,808 (such number of shares of Company common stock, the “Aggregate Stock Consideration”) by the number of Teton shares of common stock issued and outstanding immediately prior to the Effective Time, but excluding Cancelled Shares (“Company Closing Shares”), plus (ii) an amount of cash equal to $11,500,000, divided by the number of Company Closing Shares. Prior to the closing of the Merger, the Company and Teton agreed to decrease the Aggregate Stock Consideration from 1,373,661 shares of Company common stock to 1,337,808 shares of Company common stock pursuant to Section 8.1(i) of the Merger Agreement.

At the Effective Time, 29,477,707 shares of Teton common stock were issued and outstanding. As a result, each share of Teton common stock was converted into the right to receive 0.0454 shares of Company common stock and $0.39 in cash.

Immediately following the Effective Time, Rocky Mountain Bank, a Wyoming-chartered bank and wholly owned subsidiary of Teton, was merged with and into First Western Trust Bank, a Colorado state bank and wholly owned subsidiary of the Company. The Company’s expanded Colorado state bank subsidiary will continue to be operated under the “First Western Trust Bank” name.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 22, 2021 and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosures

On January 3, 2022, the Company issued a press release announcing completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

The Company intends to file the financial statements of Teton required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: January 3, 2022	By: /s/ Scott C. Wylie
Scott C. Wylie

Chairman, Chief Executive Officer and President

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